Report of Independent Registered
Public Accounting Firm

In planning and performing our audit
of the financial statements of The
Marsico Investment Fund the Trust
as of and for the year ended
September 30 2013 in accordance with
the standards of the Public
Company Accounting Oversight Board
United States we considered the
Trusts internal control over financial
reporting including controls over
safeguarding securities as a basis for
designing our auditing procedures for
the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly we do not express an opinion on the effectiveness of the Trusts internal control over financial reporting.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Trust 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with
authorizations of management and trustees of the company and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
 reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Trusts annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
United States.  However we noted no deficiencies
 in the Trusts internal control over financial reporting and its operation including controls over safeguarding securities that we consider to be material weaknesses as defined above as of September 30 2013.

This report is intended solely for the information
 and use of management and the Board of Trustees of The Marsico Investment Fund and the Securities
 and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/PricewaterhouseCoopers LLP

Denver Colorado
November 13 2013